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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of PXRE Group Ltd. (Successor Registrant of PXRE Corporation) of our report dated February 12, 2001, except for Note 10 as to which the date is February 11, 2003, relating to the financial statements as of December 31, 2000 and for the year then ended, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Hamilton, Bermuda
May 27, 2003